Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-257199) on Form S-8 of our report dated March 24, 2023, with respect to the consolidated financial statements of UAS Drone Corp.

/s/ Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

March 24, 2023